Kenexa Announces Financial Results for Second Quarter 2011

WAYNE, Pa. – August 2, 2011 – Kenexa (Nasdaq: KNXA), a global provider of business solutions for human resources, today announced operating results for the second quarter, ended June 30, 2011.

For the second quarter of 2011, Kenexa reported total GAAP revenue of $69.0 million, with non-GAAP revenue of $71.3 million after eliminating the $2.3 million GAAP adjustment to deferred revenue resulting from the October 2010 acquisition of Salary.com, Inc.  Non-GAAP revenue was $44.9 million for the second quarter of 2010. Within total non-GAAP revenue, subscription revenue was $52.2 million for the second quarter of 2011, an increase of 45% compared with $36.1 million in the second quarter of 2010.  Professional services and other revenue was $19.1 million for the second quarter of 2011, an increase of 119% compared to $8.7 million for the second quarter of 2010.

“Kenexa’s better than expected second quarter performance was the result of high customer interest levels, solid execution and Kenexa’s differentiated value proposition.  An increasing number of organizations around the world are looking for a strategic HR solutions partner, and Kenexa’s unique combination of software, proprietary content and services is driving continued market share gains,” said Rudy Karsan, Chief Executive Officer of Kenexa.  “We are increasing our outlook for 2011 based on our strong second quarter results and client momentum, though we continue to monitor the economic environment closely as macro data points remain highly variable on a global basis.”

Non-GAAP income from operations, which excludes share-based compensation expense, acquisition-related fees, amortization of acquired intangibles, the purchase accounting impact to Salary.com’s deferred revenue, a benefit related to a legal settlement, and non-recurring litigation charges, was $6.4 million for the three months ended June 30, 2011.  This was above the Company’s guidance of $5.4 million to $5.8 million and represented an increase of 69% compared to non-GAAP income from operations of $3.8 million for the three months ended June 30, 2010.

Non-GAAP net income available to common shareholders, which excludes the items listed above and accretion associated with a variable interest entity, was $4.7 million for the three months ended June 30, 2011, compared to $3.1 million for the three months ended June 30, 2010.  Non-GAAP net income available to common shareholders was $0.18 per diluted share for the quarter ended June 30, 2011, up 38% compared to $0.13 per diluted share in the second quarter of 2010.  Non-GAAP net income per diluted share for the second quarter of 2011 was $0.01 above the Company’s guidance of $0.16 to $0.17 and included a $0.01 negative impact from higher shares outstanding.  The Company’s follow-on offering of common shares during the quarter was not anticipated at the time guidance was provided.

Kenexa’s income from operations for the three months ended June 30, 2011, determined in accordance with GAAP, was $0.4 million, compared to income from operations of $1.7 million for the same period of 2010. GAAP net loss available to common shareholders was approximately $1.6 million, or a loss of $0.06 per basic and diluted shares for the three months ended June 30, 2011, compared to net income of $1.0 million, or $0.04 per basic and diluted share, in the same period of 2010.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash, cash equivalents and investments of $127.5 million at June 30, 2011, compared to $19.7 million at the end of the prior quarter.  The increase in cash was primarily related to the company’s follow-on offering of common shares during the quarter, which provided $91.7 million in net proceeds including the execution of the overallotment option.  The Company also generated $16.8 million in non-GAAP cash from operations for the second quarter.

Deferred revenue was $84.9 million at June 30, 2011, an increase of 47% from June 30, 2010 and up from $82.2 million at the end of the first quarter of 2011.

Other Second Quarter and Recent Highlights

•
More than 50 “preferred partner” customers were added during the quarter (defined as customers that spend more than $50,000 annually), an increase from the over 30 preferred partner customer additions in the year ago period.

•	The average annualized revenue from the Company’s top 80 customers, or P-cubed metric, was greater than $1.5 million, an increase from the over $1.1 million level in the second quarter of 2010.

•
On May 25, the company completed a public offering of 3,450,000 shares of its common stock at $27.75 per share. Kenexa received net proceeds of approximately $91.7 million after taking into consideration the execution of the overallotment option and deducting underwriting discounts and commissions and offering expenses that are payable by Kenexa.

Business Outlook

Based on information as of today, August 2, 2011, the Company is issuing financial guidance as follows:

Third Quarter 2011*: The Company expects GAAP revenue to be $70.5 million to $72.5 million.  Excluding the GAAP adjustment to deferred revenue, resulting from the Salary.com acquisition, the Company expects non-GAAP revenue to be $72.0 million to $74.0 million, and non-GAAP operating income to be $7.1 million to $7.5 million. Assuming an effective tax rate for reporting purposes of approximately 20% and approximately 28.0 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.19 to $0.20.

Full Year 2011*: The Company expects GAAP revenue to be $271.0 million to $275.0 million.  Excluding the GAAP adjustment to deferred revenue, the Company expects non-GAAP revenue to be $279.0 million to $283.0 million, and non-GAAP operating income to be $27.5 million to $28.5 million. Assuming an effective tax rate for reporting purposes of approximately 20% and approximately 26.5 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.77 to $0.80.

* Kenexa’s non-GAAP results  excludes stock based compensation expense, amortization of acquired intangibles, acquisition-related fees, the purchase accounting reduction for Salary.com’s revenue, a benefit related to a legal settlement, non-recurring litigation charges and accretion associated with a variable interest entity.

Conference Call Information

Kenexa will host a conference call today, August 2, 2011, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results. To access this call, dial 877-407-9039 (domestic) or 201-689-8470 (international). A replay of this conference call will be available through August 9, 2011, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 375410. A live webcast of this conference call will be available on the "Investor Relations" page of the Company's Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These statements may contain, among other things, guidance as to future revenue and earnings, operations, expected benefits from acquisitions, prospects of the business generally, intellectual property and the development of products.  These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions.  Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Kenexa believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kenexa’s financial condition and results of operations.  The Company’s management uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors.  The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded.  In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which charges are excluded from the non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results.  Kenexa urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

We have not provided a reconciliation of forward-looking non-GAAP financial measures to the directly comparable GAAP measures because, due primarily to variability and difficulty in making accurate forecasts and projections, not all of the information necessary for a quantitative reconciliation is available to us without unreasonable efforts.

Kenexa presents the following non-GAAP financial measures in this press release: non-GAAP revenue; non-GAAP cash from operations; non-GAAP income from operations; non-GAAP net income allocable to common shareholders’; non-GAAP gross profit; non-GAAP operating margin, and non-GAAP net income per diluted share as described below.

The Company’s non-GAAP financial measures exclude the following:

Non-GAAP revenue.  Non-GAAP revenue consists of GAAP revenue and the effect of the write down of the deferred revenue associated with purchase accounting for the Salary.com acquisition.   This effect during the three months ended June 30, 2011 was $2.3 million and is added back since the Company believes its inclusion provides a more accurate depiction of total revenue.

Non-GAAP cash from operations.  Non-GAAP cash from operations consists of GAAP cash from operations adjusted for non-recurring payments from Taleo to Kenexa related to our litigation settlement and other legal fees associated with our acquisitions and litigation totaling $3.2 million.  These exclusions are made to GAAP cash from operations to facilitate a consistent and more meaningful comparison to the prior year period as their effect was not included in our second quarter 2010 results.

Share-based compensation expense.  Share-based compensation expense consists of expenses for stock options and stock awards that the Company began recording in accordance with ASC 718 during the first quarter of 2006. Share-based compensation was $1.7 million for the three months ended June 30, 2011 and $1.3 million for the three months ended June 30, 2010. Share-based compensation expenses are excluded in the Company’s non-GAAP financial measures because share-based compensation amounts are difficult to forecast. This is due in part to the magnitude of the charges which depends upon the volume and timing of stock option grants, which are unpredictable and can vary dramatically from period to period, and external factors such as interest rates and the trading price and volatility of the Company’s common stock.  The Company believes that this exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets.  In accordance with GAAP, operating expenses include amortization of acquired intangible assets which are amortized over the estimated useful lives of such assets.  Amortization of acquired intangible assets was $3.6 million for the three months ended June 30, 2011, and $0.8 million for the three months ended June 30, 2010. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Acquisition-related fees.  In accordance with ASC 805, Business Combinations, acquisition-related fees including advisory, legal, accounting and other professional fees are reported as expense in the periods in which the costs are incurred and the services are received.    Acquisition-related fees of $0.1 million for the three months ended June 30, 2011 include legal, travel, and other fees not expected to reoccur from the acquisitions.  Acquisition-related fees are excluded in the non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Taleo settlement and nonrecurring litigation charges.  Settlement proceeds and nonrecurring litigation fees totaling $3.0 million and $1.4 million respectively are excluded from the Company’s non-GAAP income from operations and non-GAAP net income allocable to common shareholders due to their infrequent and or unusual nature.  The Company believes that excluding these amounts provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods.

Accretion of variable interest entity.  In accordance with ASC 810, Variable Interest Entities, the Chinese joint venture is subject to periodic adjustment in its value. The accretion of the variable interest entity of $0.7 million for the three months ended June 30, 2011 is excluded in the non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Non-GAAP tax.  Non-GAAP tax is an estimated tax applied to the non-GAAP net income for purposes of determining the non-GAAP income allocable to common shareholders.  Including the amount is considered important in the determination of non-GAAP income allocable to common shareholders since it depicts a more meaningful measure of the Company’s non-GAAP results.

About Kenexa

Kenexa® provides business solutions for human resources. We help global organizations multiply business success by identifying the best individuals for every job and fostering optimal work environments for every organization. For more than 20 years, Kenexa has studied human behavior and team dynamics in the workplace, and has developed the software solutions, business processes and expert consulting that help organizations impact positive business outcomes through HR. Kenexa is the only company that offers a comprehensive suite of unified products and services that support the entire employee lifecycle from pre-hire to exit. Additional information about Kenexa and its global products and services can be accessed at www.kenexa.com.

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Note to editors: Kenexa is a registered trademark of Kenexa.  Other company names, product names and company logos mentioned herein are the trademarks or registered trademarks of their respective owners.

Contact

MEDIA CONTACT:

Amanda Pritchard Kenexa amanda.pritchard@kenexa.com

INVESTOR CONTACT:
Kori Doherty
ICR
(617) 956-6730
kdoherty@icrinc.com

Kenexa Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share data)
	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$70,414	$52,455
Short-term investments	14,872	-
Accounts receivable, net of allowance for doubtful accounts of $3,435 and $2,545	46,904	45,584
Unbilled receivables	4,731	2,782
Income tax receivable	2,390	2,406
Deferred income taxes	6,838	5,583
Prepaid expenses and other current assets	10,789	8,782
Total current assets	156,9338	117,592
Long-term investments	42,232
Property and equipment, net	21,197	19,757
Software, net	23,922	21,459
Goodwill	39,847	34,692
Intangible assets, net	67,963	68,238
Deferred income taxes, non-current	34,517	35,825
Deferred financing costs, net	460	566
Other long-term assets	9,561	11,050
Total assets	$396,637	$309,179

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,904	$7,921
Notes payable, current	20	92
Term loan, current	5,000	5,000
Commissions payable	2,908	3,169
Accrued compensation and benefits	9,693	9,491
Other accrued liabilities	13,017	11,764
Deferred revenue	72,546	71,346
Capital lease obligations	392	271
Total current liabilities	113,480	109,054

Revolving credit line and term loan	30,500	54,500
Capital lease obligations, less current portion	244	146
Notes payable, less current portion	-	10
Deferred income taxes	1,617	1,329
Deferred revenue, less current portion	12,404	4,706
Other long-term liabilities	2,343	2,515
Total liabilities	160,588	172,260

Commitments and Contingencies

Temporary equity
Noncontrolling interest	4,853	4,052

Shareholders' equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares; issued and outstanding: none	-	-
Common stock, par value $0.01; authorized 100,000,000 shares; shares issued and outstanding: 27,044,611 and 22,900,253, respectively	271	229
Additional paid-in capital	383,520	281,791
Accumulated deficit	(149,375)	(145,271)
Accumulated other comprehensive loss	(3,220)	(3,882)
Total shareholders' equity	231,196	132,867

Total liabilities and shareholders' equity	$396,637	$309,179

	Kenexa Corporation and Subsidiaries
	Consolidated Statements of Operations
	(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription	$49,867	$36,120	$96,070	$69,372
Other	19,148	8,745	32,923	15,157
Total revenues	69,015	44,865	128,993	84,529
Cost of revenues	26,867	15,060	50,212	28,871
Gross profit	42,148	29,805	78,781	55,658

Operating expenses:
Sales and marketing	15,688	11,258	29,963	20,898
General and administrative	13,219	10,627	25,967	20,458
Research and development	4,819	2,132	9,264	4,416
Depreciation and amortization	8,006	4,080	15,924	8,116
Total operating expenses	41,732	28,097	81,118	53,888
Income (loss) from operations	416	1,708	(2,337)	1,770
Interest (expense) income, net	(344)	137	(784)	283
(Loss) gain on change in fair market value of investments, net	(264)	34	(264)	3
(Loss) income before income taxes	(192)	1,879	(3,385)	2,056
Income tax expense	(596)	(747)	(570)	(880)
Net (loss) income	$(788)	$1,132	$(3,955)	$1,176
Income allocated to noncontrolling interest	(149)	(156)	(149)	(218)
Accretion associated with variable interest entity	(652)	-	(652)	-
Net (loss) income allocable to common shareholders'	$(1,589)	$976	$(4,756)	$958
Basic net (loss) income per share	$(0.06)	$0.04	$(0.20)	$0.04
Diluted net (loss) income per share	$(0.06)	$0.04	$(0.20)	$0.04

Weighted average common shares - basic	24,876,801	22,603,079	23,964,869	22,590,244
Weighted average common shares - diluted	24,876,801	23,168,751	23,964,869	23,070,947

Kenexa Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands, except for per share amounts)

	Three Months Ended
	June 30,
	2011	2010
	(unaudited)	(unaudited)
Non-GAAP cash from operations:
Cash from operations	$19,984	$7,174
Less: Taleo settlement	(3,000)	-
Less: one time fees associated with acquisitions and litigation settlement	(212)	-
Non-GAAP cash from operations	$16,772	$7,174

Revenue and Gross Profit:
GAAP subscription revenue	$49,867	$36,120
Deferred revenue associated with acquisition	2,298	-
Non-GAAP subscription revenue	52,165	36,120
Other revenue	19,148	8,745
Non-GAAP revenue	$71,313	$44,865

GAAP cost of revenues	$26,867	$15,060
Share-based compensation expense	72	71
Cost of revenue adjustment	72	71
Non-GAAP gross profit	$44,518	$29,876

Expenses:
GAAP operating expenses	$41,732	$28,097
Share-based compensation expense	(1,587)	(1,206)
Amortization of acquired intangibles	(3,583)	(812)
Acquisition-related fees	(76)	-
Taleo settlement	3,000	-
Nonrecurring litigation charges	(1,416)	-
Total operating expense adjustment	(3,662)	(2,018)
Non-GAAP operating expenses	$38,070	$26,079

Results:
GAAP income from operations	$416	$1,708
Deferred revenue associated with acquisition	2,298	-
Cost of revenue adjustment	72	71
Operating expense adjustment	3,662	2,018
Non-GAAP Income from operations	$6,448	$3,797

GAAP net (loss) income allocable to common shareholders	$(1,589)	$976
Deferred revenue associated with acquisition	2,298	-
Cost of revenue adjustment	72	71
Operating expense adjustment	3,662	2,018
Accretion associated with variable interest entity	652	-
Non-GAAP net income allocated to common shareholders'	$5,095	$3,065
Non-GAAP estimated income tax: 19%	(437)	-
Non-GAAP net income allocated to common shareholders'	$4,658	$3,065

GAAP basic net (loss) income per share	$(0.06)	$0.04
Non-GAAP basic net income per share	$0.19	$0.14

GAAP diluted net (loss) income per share	$(0.06)	$0.04
Non-GAAP diluted net income per share	$0.18	$0.13

Weighted average shares - basic	24,876,801	22,603,079
Dilutive effect of options and restricted stock	962,061	565,672
Weighted average shares - diluted	25,838,862	23,168,751

	Three Months Ended
	June 30,
	2011	2010
Classification of non-GAAP measures:	(unaudited)	(unaudited)

Gross profit	$42,148	$29,805
Add: share-based compensation expense	72	71
Add: deferred revenue associated with acquisition	2,298	-
Non-GAAP gross profit	$44,518	$29,876

Sales and marketing	$15,688	$11,258
Less: share-based compensation expense	(282)	(260)
Non-GAAP sales and marketing	$15,406	$10,998

General and administrative	$13,219	10,627
Less: share-based compensation expense	(1,169)	(802)
Less: acquisition-related fees	(76)	-
Add: net litigation settlement	1,585	-
Non-GAAP general and administrative	$13,559	$9,825

Research and development	$4,819	$2,132
Less: share-based compensation expense	(136)	(144)
Non-GAAP research and development	$4,683	$1,988

Kenexa Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	For the six months ended
	June 30,
	2011	2010
	(unaudited)	(unaudited)
Cash flows from operating activities
Net (loss) income from operations	$(3,955)	$1,176
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	15,924	8,116
Loss on disposal of property and equipment	81	34
Gain on change in fair market value of ARS and put option, net	-	(3)
Share-based compensation expense	2,786	2,568
Amortization of deferred financing costs	106	-
Bad debt recoveries	802	85
Deferred income tax benefit	(961)	(39)
Changes in assets and liabilities, net of business combinations
Accounts and unbilled receivables	(3,246)	(3,440)
Prepaid expenses and other current assets	(1,541)	(2,591)
Income taxes receivable	16	1,503
Other long-term assets	1,240	(862)
Accounts payable	1,519	2,457
Accrued compensation and other accrued liabilities	(185)	(1,379)
Commissions payable	(269)	437
Deferred revenue	8,389	8,011
Other liabilities	(121)	(93)
Net cash provided by operating activities	20,585	15,980

Cash flows from investing activities
Capitalized software and purchases of property and equipment	(12,097)	(7,986)
Purchases of available-for-sale securities	(57,161)	(4,430)
Sales of available-for-sale securities	-	8,289
Sales of trading securities	-	8,700
Acquisitions and variable interest entity, net of cash acquired	(9,682)	(1,635)
Net cash (used in) provided by investing activities	(78,940)	2,938

Cash flows from financing activities
Borrowings under revolving credit line	3,000	-
Repayments under revolving credit line and term loan	(27,000)	-
Repayments of notes payable	(87)	(9)
Repayments of capital lease obligations	(351)	(107)
Proceeds from common stock issued through Employee Stock Purchase Plan	236	201
Net proceeds from option exercises	8,209	219
Net Proceeds from public offering	91,669	-
Net cash provided by financing activities	75,676	304

Effect of exchange rate changes on cash and cash equivalents	638	(977)

Net increase in cash and cash equivalents	17,959	18,245
Cash and cash equivalents at beginning of period	52,455	29,221
Cash and cash equivalents at end of period	$70,414	$47,466

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest expense	$810	$6
Income taxes	$3,448	$524
Income taxes refunded	$ - -	$(1,725)

Noncash investing and financing activities
Capital lease obligations incurred	$568	$-